GENERAL BUSINESS SECURITY AGREEMENT
                      -----------------------------------

         The undersigned, AMERIHOST PROPERTIES, INC., a Delaware corporation, 2400 East Devon Avenue, Suite 280, Des Plaines, Illinois 60018 (the "Borrower"), for value received, hereby conveys and grants to BRIDGEVIEW BANK AND TRUST, having offices located at 7940 South Harlem Avenue, Bridgeview, Illinois 60455 (hereinafter called the "Lender"), a security interest in the following personal property and all proceeds thereof and all accessories, parts and equipment now or hereafter affixed thereto or used in connection therewith (hereinafter collectively called the "Collateral") :

              SEE EXHIBIT A ATTACHED HERETO AND MADE A PART HEREOF.

         The aforesaid security interest is given to secure the payment of the principal, interest and all obligations of the Borrower evidenced by a Revolving Acquisition and Development Line of Credit Note in the original principal amount of Seven Million and No/100 Dollars ($7,000,000.00) dated as of October 15, 1998 executed by the Borrower and payable to the order of the Lender and any extensions, renewals or modifications thereof, (hereinafter called the "Note"). The Note and all other obligations evidenced thereby are herein collectively called the "Indebtedness".

1.       The Borrower hereby warrants and agrees that:

         (a) For the purpose of this Agreement the term "Account Debtor" shall be defined as any person or entity obligated to the Borrower on or under any Eligible Account as that term is defined hereunder.

         (b) For the purpose of this Agreement and the Notes the term "Eligible Account" shall mean an Account arising in the ordinary course of the business of the Borrower which meets and maintains each of the following requirements:

          1. if it arises from the sale or lease of goods, such goods have been shipped or delivered to the Account Debtor under such Account; if it arises from services rendered, such services have been performed;

          2. it is a valid, legally enforceable obligation of the Account Debtor thereunder, and is not subject to any offset, counterclaim or other defense on the part of such Account Debtor or to any claim on the part of such Account Debtor denying liability thereunder in whole or in part;

          3. it is not subject to any lien or security interest whatsoever other than the security interest hereunder;

          4. it is evidenced by an invoice, dated not later than the date of shipment or performance, rendered to such Account Debtor or some other evidence of billing acceptable to Lender and is not evidenced by any instrument or chattel paper;


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          5.   it is not  owing by any  Account  Debtor  whose  obligations  the
               Lender, acting in its sole and reasonable discretion, shall have notified the Borrower are not deemed to constitute Eligible Accounts; and

          6. it is not past due more than ninety (90) days, nor is it unacceptable to the Lender for any reason which Lender may reasonably hereafter adopt without notice.

2. The Borrower further hereby warrants and agrees that the Borrower:

         (a) will, upon request of the Lender, execute such financing statements and other documents (and pay the cost of filing or recording the same in all public offices deemed necessary by the Lender) and do such other acts and things, all as the Lender may from time to time request to establish and maintain a valid perfected security interest in the Collateral (free of all other liens and claims whatsoever) to secure the payment of the Indebtedness. To the extent permitted by applicable law, the Borrower hereby grants Lender authority on its behalf as attorney-in-fact to execute, file or record any document necessary to perfect the Lender's security interest in the Collateral.

         (b) will keep, at the address designated above for its records, all records concerning the Collateral, including computer records and related software, which records will be of such character as will enable the Lender or its designees to determine at any time the status of the Collateral.

         (c) will furnish the Lender such information concerning Borrower, the Collateral, any Account Debtor of the Borrower, Eligible Accounts, as the Lender may from time to time reasonably request.

         (d) will permit the Lender and its designees from time to time during Borrower's regular business hours, to inspect, audit and make copies of and extracts from all records and other papers in the possession of the Borrower pertaining to the Collateral and any Account Debtor, and will upon reasonable request of the Lender, deliver to the Lender copies of all such records and papers.

         (e) will, upon request of the Lender, stamp on the records of the Borrower concerning the Collateral, a notation, in form satisfactory to the Lender, of the security interest of Lender hereunder.

         (f) will immediately deliver to the Lender, appropriately endorsed to the order of the Lender, any note, trade acceptance, chattel paper or other instrument or writing for the payment of money which shall be received by Borrower and which may at any time evidence any obligation to Borrower for payment for Collateral sold or leased or services rendered outside the ordinary course of Borrower's business or upon the occurrence of a Default.


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         (g) hereby  authorizes  Lender as the  Borrower's  attorney-in-fact  to endorse,  in the  name of the  Borrower,  any  check or  other  item,  howsoever
received  by  Lender  and  whether   received   before  or  after  any  default,
representing any payment on or other proceeds of any of the Collateral sold or leased outside of the ordinary course of Borrower's business or upon the occurrence of a Default.

         (h) without the prior written consent of the Lender will not sell or assign any collateral outside of the ordinary course of Borrower's business or create or permit to exist any lien or security interest in any collateral to or in favor of, anyone other than the Lender.

         (i) will, to the extent that a security interest is granted hereunder in Inventory as that term is defined under the applicable provisions of the Uniform Commercial Code, maintain insurance on such Inventory with a company satisfactory to Lender against such risks and in such amounts as the Lender may require, such insurance to be payable to the Borrower and Lender as their interests appear. Lender may act as the Borrower's attorney-in-fact in obtaining, adjusting, settling and canceling such insurance and endorsing any drafts in the event that a Default shall have occurred and continues beyond the expiration of any applicable cure period. If the Borrower fails to provide insurance as above required, Lender, may, at its option, purchase the same and the cost thereof (with interest thereon at the highest rate borne by the Indebtedness) shall be added to the Indebtedness secured hereby.

         (j) will reimburse the Lender for all expenses, including reasonable attorney's fees and legal expenses, incurred by the Lender in seeking to collect or enforce any rights in, under or to the Collateral and, in case of a Default, incurred by the Lender in seeking to collect each Notes and all other Indebtedness and to enforce its rights hereunder.

         (k) will not permit the Indebtedness to Lender to exceed the limits therefore from time to time established by Lender, either as to actual amount or as to the percentage amount of acceptable Collateral as approved by Lender. In the event that said percentage requirements shall be exceeded, Borrower shall promptly reduce the Indebtedness by an amount sufficient to satisfy Lender's requirement or, at Lender's sole and exclusive option grant Lender a security interest in such additional collateral as Lender may require.

         (l) shall materially comply with all applicable federal, state and local laws, ordinances, rules and regulations, including, but not limited to, the rules and regulations of the Federal Communications Commission and any and all environmental laws, ordinances, rules and regulations and shall keep the Collateral free and clear of any liens imposed pursuant to such laws, ordinances, rules and regulations contest the same while at all times preserving the value of the Collateral.

         (m) shall materially comply with all applicable federal, state and local laws, ordinances, rules and regulations concerning minimum wages, overtime laws, and payment of withholding taxes, and deliver to Lender such reports and information in form satisfactory to Lender as Lender reasonably may request from time to time to establish compliance with such laws.


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         (n) will execute within seven (7) days of being presented therewith any documents or instruments, including without limitation, any subordination agreement which Lender in its sole and exclusive discretion deems necessary to protect and maintain its interests arising in connection with this transaction.

3. Until such time as the Lender shall notify the Borrower of the revocation of such authority, upon the occurrence of a Default, the Borrower:

         (a) will, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any Collateral, including the taking of such action with respect to such collection as the Lender may reasonably request or, in the absence of such request, as the Borrower may deem advisable;

         (b) may grant, in the ordinary course of the business of the Borrower, to any Account Debtor, any rebate, refund or adjustment to which such Account Debtor may be lawfully entitled, and may accept, in connection therewith, the return of Collateral, the sale or lease of which shall have given rise to the obligation of the Account Debtor;

         (c) will, prior to the time of any deposit or delivery, keep segregated any such checks, drafts, cash, chattel paper or other remittances from any of the Borrower's funds or property and will hold such checks, drafts, cash, chattel paper or other remittances in trust for the benefit of the Lender until delivery thereof, or deposit in the Collateral Account (as hereinafter defined), if any; and

         (d) if requested by the Lender, note the security interest of the Lender on all records relative to the Collateral, including, without limitation, any invoice which evidences an Eligible Account.

4. If the Lender requests, after the occurrence of a Default, the Borrower:

         (a) will, upon receipt of all checks, drafts, cash and other remittances in payment of Inventory sold or in payment of accounts receivable of the Borrower, deposit same in a special collateral account ("Collateral Account") maintained with the Lender. Such proceeds shall be deposited in the form received except for the endorsement of the Borrower where required, which endorsement the Lender is authorized to make on the Borrower's behalf and shall be held by the Lender as security for all Indebtedness of the Borrower in favor of the Lender. Lender will, at least once each week, unless otherwise agreed to in writing by the Borrower and the Lender, apply all or any portion of the funds on deposit in the Collateral Account, against the principal or any other indebtedness, or both, of the Borrower in favor of the Lender, the order of application to be the discretion of the Lender. Any portion of the funds on deposit in the Collateral Account and not applied as provided herein may, in the discretion of the Lender, be turned over to the Borrower;

         (b) will deliver to the Lender, all chattel paper which constitutes proceeds from the sale of Collateral subject to delivery of the proceeds resulting from the sale of such chattel paper which shall be deposited in the


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Collateral  Account  unless such sale  occurs  outside  the  ordinary  course of
Borrower's business, in which event no such Default shall have had to occurred.

5. The Lender, however, in the event of default by Borrower under any instrument evidencing the Indebtedness after the expiration of all notice and grace periods therein provided, if applicable, may, notify all Account Debtors to make payment directly to Lender of any amounts due or to become due and enforce the collection of any Account by suit or otherwise and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby.

6. If and to the extent that a perfected security interest hereunder in any Collateral shall cease to be perfected for any reason whatsoever (including, without limitation, release of all or any balance in the Collateral Account or use or disposition by Borrower of any proceeds of Collateral), then such Collateral (referred to in this paragraph as "released Collateral") shall be deemed thereby released from the security interest hereunder in exchange, as of the time of such release, for any other Collateral of equivalent value in which a perfected security interest hereunder is being obtained contemporaneously or has been most recently obtained, but only to the extent such other Collateral does not represent either:

         (a) Collateral in exchange for which any previously released Collateral shall have been deemed released, or

         (b) Collateral of equivalent value to any loan (otherwise than by renewal or extension) from the Lender to Borrower in which Collateral, a perfected security interest hereunder shall have been obtained contemporaneously with or most recently prior to such loan.

7. The Borrower will monthly and at such additional times as the Lender may reasonably request, deliver to the Lender an ageing report identifying each Account (listing the name and address of each Account Debtor) subject to the security interest hereunder. The Borrower will also, from time to time, deliver to the Lender such additional ageing reports and such certificates and reports respecting all or any of the Collateral at the time subject to the security interest hereunder, listing the items or amounts received by Borrower in full or partial payment of any of the Collateral, and any goods (the sale or lease of which by the Borrower shall have given rise to any of the Collateral) possession of which has been obtained by Borrower, all to such extent as the Lender reasonably may request. Any such schedule, certificate or report shall be executed by a duly authorized officer of the Borrower and shall be in such form and detail as the Lender reasonably may specify. Any such schedule identifying any Account subject to the security interest hereunder shall be accompanied (if the Lender so requests) by a true and correct copy of the invoice evidencing such Account and by evidence of shipment or performance.

8. Borrower covenants and agrees to furnish to the Bank (i) within thirty (30) days after the end of each fiscal quarter, commencing with the first fiscal quarter, a quarterly operating statement relating to the operations of Borrower;
(ii) within ninety (90) days after the end of each fiscal year commencing with the current fiscal year, an annual operating statement containing statements of income and expenses relating to the Borrower, including without limitation those


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financial  statements of Borrower  setting  forth in each case,  in  comparative form, the figures for the previous fiscal year, all in form and detail satisfactory to the Bank; (iii) within ten (10) business days of the date of their filing any state or federal income tax return filed by or on behalf of Borrower; and (iv) within ten (10) business days of their filing copies of any documents or statements required to be filed with the Securities and Exchange Commission including, without limitation, any 10Q or 10K forms relating to the Borrower.

9. The occurrence of any of the following events shall constitute a Default (as such term is used herein): (i) the Bank has not received the full amount of any of the Borrower's regular installment payments and the full amount of any late charges due thereon within fifteen (15) calendar days after the date the regular installment payment is due; (ii) the Borrower fails to perform, keep or observe any term or condition of this Security Agreement or of any agreement, instrument or document securing the performance of Borrower's obligations under the Note and, such default remains uncured at the expiration of any applicable cure period; (iii) the Borrower fails to execute within seven (7) business days after presentation of any documents which Lender, in its sole and exclusive discretion, deems necessary to evidence, preserve and protect its interests, including without limitation, any documents, instruments or agreements deemed necessary by Lender to evidence Lender's security interest in any FCC License issued to Borrower or any proceeds thereof.

10. Whenever a Default shall be existing, the Notes and all other Indebtedness may (notwithstanding any provisions thereof), at the option of the Lender, and without demand or notice of any kind, be declared, and thereupon immediately shall become, due and payable, and the Lender may exercise from time to time any rights and remedies available to it under applicable law. The Borrower agrees, in case of Default, to assemble, at its expense, all the Collateral at a convenient place acceptable to the Lender and to pay all costs of the Lender of collection of the Notes and all other Indebtedness, and enforcement of Lender's rights hereunder, including reasonable attorneys fees and legal expenses, and expenses of any repairs to any realty or other property to which any of the Collateral may be affixed or be a part.

11. If any notification of intended disposition of any of the Collateral is required by law, such notification, if mailed, shall be deemed reasonably and properly given if mailed at least fourteen (14) days before such disposition, postage prepaid, addressed to the Borrower either at the address shown below, or at any other address of the Borrower appearing on the records of the Lender. Any proceeds of any disposition of any of the Collateral may be applied by the Lender to the payment of expenses in connection with the Collateral, including reasonable attorneys' fees and legal expenses, and any balance of such proceeds may be applied by the Lender toward the payment of such of the Indebtedness, and in such order of application, as the Lender may from time to time elect.

12. No delay an the part of the Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. If more than one party shall execute this Agreement, the term "Borrower" shall mean all parties signing this Agreement and each of them and all such parties shall be jointly



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                                            BORROWER:

                                            AMERIHOST PROPERTIES, INC., a
                                            Delaware Corporation



                                            By:_________________________________
                                                      MICHAEL P. HOLTZ
                                                        President


                                            Name:_______________________________



                                            Title:______________________________